UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2004

CB RICHARD ELLIS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-32983	94-3391143

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

865 South Figueroa Street, Suite 3400, Los Angeles, California         90017
                     (Address of Principal Executive Offices)                     (Zip Code)

(213) 613-3226
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the Company), in connection with the matters described herein.

Item 5.  Other Events and Regulation FD Disclosure

On July 6, 2004, the Company issued a press release announcing the use of net proceeds from its initial public offering, completed on June 15, 2004, as well as internally generated cash flow, to pay down a portion of its high-interest debt.  A copy of this release is furnished as Exhibit 99.1 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1 Press Release, dated July 6, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2004	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ Kenneth J. Kay
Kenneth J. Kay
Chief Financial Officer